U.S. Securities and Exchange Commission
	         Washington, D.C. 20549


                        FORM 8-K

                      Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006


        	DIGITAL POWER CORPORATION
                -------------------------
(Exact name of small business issuer as specified in its charter)


  California              1-12711                94-1721931
  ----------             --------                ----------
(State or other        (Commission File No.)   (IRS Employer
jurisdiction of                               Identification No.)
incorporation or organization)


  	    41920 Christy Street, Fremont, CA 94538-3158
            --------------------------------------------
	       (Address of principal executive offices)

                	(510) 657-2635
                        --------------
        	(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
--------------------------------------------------------------

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers


(a)	Pursuant to an agreement (the "Settlement Agreement") between
Mr. Ben Zion Diamant and Mr. David Amitai to settle and resolve all of their respective claims against each other, Mr. Diamant purchased all of Mr. Amitai's shares in Telkoor Telecom, Ltd. ("Telkoor"), the largest shareholder of Digital Power Corporation (the
"Company"). The Settlement Agreement resolves all disputes between Mr. Diamant and Mr. Amitai in connection with their holdings of shares and their officers and directors' positions in Telkoor and the Company. Upon the purchase of Mr. Amitai's shares by Mr. Diamant, and pursuant to the Settlement Agreement, Mr.Yuval Menipaz submitted his resignation, effective February 2, 2006. Mr. Menipaz was a member of the Company's Board of Directors, and a member of the Audit and Nomination committees. A copy of his resignation letter is attached herein.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                DIGITAL POWER CORPORATION
                                      (Registrant)


                                     /s/ Jonathan Wax
Date:  02/08/06		        __________________________
                       	        Jonathan Wax
                                Chief Executive Officer
                               (Principal Executive Officer)